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                                                     EXHIBIT (d)(2)(G)



           KAYNE ANDERSON INVESTMENT MANAGEMENT, LLC
                    DIRECTED SERVICES, INC.
                         THE GCG TRUST
        AMENDMENT TO THE PORTFOLIO MANAGEMENT AGREEMENT

              COMPENSATION FOR SERVICES TO SERIES


     The following amends section 6. of the portfolio management agreement among Kayne Anderson Investment Management LLC, Directed Services, Inc., and The GCG Trust:



                 6. COMPENSATION For the services provided, the Manager will pay the Portfolio Manager a fee, payable monthly, based on the average daily net assets of the Series at following annual rate:

                    0.50% on first $100 million; and
                    0.40% on the next $100 million; and
                    0.30% on the next $100 million; and
                    0.25% on the next $700 million; and
                    0.20% on assets in excess of $1 billion.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the 1st day of October 1999.


                                   THE GCG TRUST


                                   By: /s/ Barnett Chernow
                                      ----------------------
                                   Vice President
                                   -------------------------
                                   Title

                                   DIRECTED SERVICES, INC.


                                   By: /s/ David L. Jacobson
                                      ----------------------

                                   Senior Vice President
                                   -------------------------
                                   Title

                                   KAYNE ANDERSON INVESTMENT
                                   INVESTMENT MANAGEMENT, LLC


                                   By: /s/ David Shladowsky
                                   -------------------------

                                   General Counsel
                                   -------------------------
                                   Title




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